Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 28, 2025 relating to the financial statements appearing in the Annual Report on Form 10-K of CDT Equity Inc. (formerly known as Conduit Pharmaceuticals Inc.) for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum llp

New York, NY

January 29, 2026